Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
In connection with the Quarterly Report on Form 10-Q of Eleven Biotherapeutics, Inc. (the “Company”) for the fiscal quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Abbie C. Celniker
Abbie C. Celniker
President and Chief Executive Officer
(Principal Executive Officer)
Dated: August 13, 2015

/s/ John J. McCabe
John J. McCabe
Senior Vice President of Finance
(Principal Financial Officer)
Dated: August 13, 2015